As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. 333-175989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 16 TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Dividend Capital Diversified Property Fund Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey L. Johnson

Chief Executive Officer

Dividend Capital Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 16 to the Registration Statement on Form S-11 (Registration No. 333-175989) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK

In accordance with the undertaking of Dividend Capital Diversified Property Fund Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-175989) declared effective July 12, 2012 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 16 to the Registration Statement to deregister $2,816,994,665 of Class A, Class W and Class I shares of its common stock that remain unsold under the Registration Statement. Pursuant to this Registration Statement, the Company registered up to $3,000,000,000 of shares of Class A, Class W and Class I common stock, with up to $2,250,000,000 of shares intended to be sold in its primary offering and up to $750,000,000 of shares intended to be sold under its distribution reinvestment plan, though the Company reserved the right to reallocate shares between the primary offering and the distribution reinvestment plan. The Company ceased offering shares of common stock on this Registration Statement on September 15, 2015 and accepted aggregate gross offering proceeds of approximately $183,005,335.

By filing this Post-Effective Amendment No. 16 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters $2,816,994,665 of shares of its common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 16 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 25, 2015.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/s/ Jeffrey L. Johnson
Jeffrey L. Johnson, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on September 25, 2015.

Signature	Title

* Richard D. Kincaid	Chairman of the Board and Director

* John A. Blumberg	Director

* Charles B. Duke	Director

* Daniel J. Sullivan	Director

* John P. Woodberry	Director

/S/ JEFFREY L. JOHNSON Jeffrey L. Johnson	Chief Executive Officer (principal executive officer)

/S/ M. KIRK SCOTT M. Kirk Scott	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

*By: / /s/ M. Kirk Scott M. Kirk Scott	Attorney-in-Fact